                                                                   Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Barr Laboratories, Inc. on Form S-4 of our report dated August 6, 2001 appearing in and incorporated by reference in the Annual Report on Form 10-K and to the references to us under the headings "Selected Historical Consolidated Data" and "Experts" also incorporated by reference in such Registration Statement.

/s/ Deloitte & Touche LLP

Stamford, Connecticut
October 15, 2001